Exhibit 99.1

Avago Technologies Limited Announces Fourth Fiscal Quarter and

Fiscal Year 2013 Financial Results

•	Quarterly net revenue up 15 percent sequentially, up 19 percent from Q4 last year

•	Quarterly GAAP gross margin of 46.7 percent; Quarterly Non-GAAP gross margin of 50.5 percent

•	Quarterly GAAP diluted EPS of $0.68; Quarterly Non-GAAP diluted EPS of $0.89

SAN JOSE, Calif., and SINGAPORE – December 4, 2013 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial, and consumer applications, today reported financial results for the fourth fiscal quarter and fiscal year ended November 3, 2013, and provided guidance for the first quarter of its fiscal year 2014.

Fourth Quarter Fiscal Year 2013 GAAP Results

Net revenue was $738 million, an increase of 15 percent compared with the previous quarter and an increase of 19 percent from the same quarter last year.

Gross margin was $345 million, or 46.7 percent of net revenue. This compares with gross margin of $304 million, or 47.2 percent of net revenue last quarter, and gross margin of $299 million, or 48.4 percent of net revenue in the same quarter last year.

Operating expenses were $175 million. This compares with $164 million in the prior quarter and $135 million for the same quarter the previous year.

Income from operations was $170 million. This compares with $140 million in the prior quarter and with $164 million in the same quarter last year.

Fourth quarter net income was $172 million, or $0.68 per diluted share. This compares with net income of $142 million, or $0.56 per diluted share for the prior quarter, and net income of $159 million, or $0.64 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the fourth quarter was $985 million, compared to $863 million at the end of the prior quarter.

The Company generated $212 million in cash from operations in the fourth quarter and spent $57 million on capital expenditures.

On September 30, 2013 the Company paid a quarterly cash dividend of 23 cents ($0.23) per ordinary share, totaling approximately $57 million.

Fourth Quarter Fiscal Year 2013 Non-GAAP Results

Gross margin was $373 million, or 50.5 percent of net revenue. This compares with gross margin of $328 million, or 50.9 percent of net revenue last quarter, and gross margin of $316 million, or 51.1 percent of net revenue in the same quarter last year.

Avago Technologies Limited Announces Fourth Fiscal Quarter and Fiscal Year 2013 Financial Results

Income from operations was $229 million. This compares with $191 million in the prior quarter and $199 million in the same quarter the previous year.

Net income was $227 million, or $0.89 per diluted share. This compares with net income of $188 million, or $0.74 per diluted share last quarter, and net income of $194 million, or $0.77 per diluted share in the same quarter last year.

Fourth Quarter Fiscal Year 2013 Non-GAAP Results

				Change
(Dollars in millions, except EPS)	Q4 13	Q3 13	Q4 12	Q/Q		Y/Y
Net Revenue	$738	$644	$618	+14.6%		+19.4%
Gross Margin	50.5%	50.9%	51.1%	-40	bps	-60	bps
Operating Expenses	$144	$137	$117	+$7		+$27
Net Income	$227	$188	$194	+$39		+$33
Earnings Per Share—Diluted	$0.89	$0.74	$0.77	+$0.15		+$0.12

“Major product ramps at both of the largest smartphone OEM customers, continued strength in datacenter spending and a stronger than expected contribution from the CyOptics business helped drive sequential revenue growth of 15% in the fourth quarter,” said Hock Tan, President and CEO of Avago Technologies Limited. “Looking into the first quarter of 2014 we expect revenue to decline in all of our target markets with our typical seasonality. We also expect wireless will continue to face volatility throughout the year caused by major product launches.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q4 13	Q3 13	Q4 12	Q/Q	Y/Y
Wireless Communications	47	45	51	19%	10%
Wired Infrastructure	33	31	26	22%	55%
Industrial & Other	20	24	23	-4%	2%

Key Statistics	Q4 13	Q3 13	Q4 12
(Dollars in millions)
Cash From Operations	$212	$137	$215
Depreciation	$32	$26	$21
Amortization	$26	$20	$19
Capital Expenditures	$57	$65	$73
Days Sales Outstanding	52	52	51
Inventory Days On Hand	71	82	58

Avago Technologies Limited Announces Fourth Fiscal Quarter and Fiscal Year 2013 Financial Results

Fiscal Year 2013 Financial Results

Net revenue grew 7 percent to $2.52 billion when compared to fiscal year 2012. GAAP gross margin was $1,197 million, or 47.5 percent of net revenue versus $1,142 million, or 48.3 percent of net revenue in fiscal year 2012. GAAP net income was $552 million, or $2.19 per diluted share. This compares with GAAP net income of $563 million, or $2.25 per diluted share in fiscal year 2012.

Non-GAAP gross margin was $1,281 million, or 50.8 percent of net revenue compared with $1,206 million or 51.0 percent of net revenue in fiscal year 2012. Non-GAAP net income of $731 million, or $2.89 per diluted share, compared with $700 million, or $2.77 per diluted share, last fiscal year.

Fiscal Year 2013 Non-GAAP Results

			Change
(Dollars in millions, except EPS)	2013	2012	Y/Y
Net Revenue	$2,520	$2,364	+6.6%
Gross Margin	50.8%	51.0%	-20	bps
Operating Expenses	$541	$487	+$54
Net Income	$731	$700	+$31
Earnings Per Share—Diluted	$2.89	$2.77	+$0.12

First Quarter Fiscal Year 2014 Business Outlook

Based on current business trends and conditions, the outlook for the first quarter of fiscal year 2014, ending February 2, 2014, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Down 3% to 6%		Down 3% to 6%
Gross Margin	47.0% plus/minus 1%	$23M	50.5% plus/minus 1%
Operating Expenses	$181M	$36M	$145M
Taxes	$12M	$2M	$10M
Diluted Share Count	255M	2M	257M

Reconciling items include:

•	$18 million of amortization of intangible assets, $3 million of share-based compensation expense, and $2 million of acquisition-related costs at the Gross Margin line;

•	$7 million of amortization of intangible assets, $21 million of share-based compensation, $1 million of restructuring charges, and $7 million of acquisition-related costs at the Operating Expenses line; and

Avago Technologies Limited Announces Fourth Fiscal Quarter and Fiscal Year 2013 Financial Results

•	$2 million at the Taxes line which represents the tax effects of the reconciling items noted above.

Capital expenditures for the first quarter are expected to be approximately $63 million. For the first quarter depreciation is expected to be $33 million and amortization is expected to be $25 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes the impact from any future share repurchases or mergers and acquisitions activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at the J.P. Morgan Tech Forum on January 7, 2014, and meeting with investors on January 7 and January 8, 2014, at the 2014 International CES in Las Vegas.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the fourth quarter and fiscal year 2013, and to provide guidance for the first quarter of fiscal year 2014, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 318-8613; International +1 (617) 399-5132. The passcode is 21696963. A replay of the call will be available through December 11, 2013. To access the replay dial 888-286-8010; International +1-617-801-6888 and reference the passcode: 93124509. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges, acquisition-related costs, debt extinguishment losses and the income tax effects of these excluded items. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive

Avago Technologies Limited Announces Fourth Fiscal Quarter and Fiscal Year 2013 Financial Results

and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial& other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; increased dependence on the volatile, wireless handset market; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; market acceptance of the end products into which our products are designed; rates of growth in our target markets; our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including CyOptics; delays, challenges and expenses associated with integrating acquired companies, including CyOptics, with our existing businesses; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on September 13, 2013 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Limited

Bin Jiang

Investor Relations

+1 408 435 7400

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS—UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3,	August 4,	October 28,	November 3,	October 28,
	2013	2013	2012	2013	2012 (1)
Net revenue	$738	$644	$618	$2,520	$2,364
Cost of products sold:
Cost of products sold	374	325	304	1,261	1,164
Amortization of intangible assets	19	14	14	61	56
Restructuring charges	—	1	1	1	2

Total cost of products sold	393	340	319	1,323	1,222

Gross margin	345	304	299	1,197	1,142
Research and development	108	101	80	397	335
Selling, general and administrative	60	57	49	222	199
Amortization of intangible assets	7	6	5	24	21
Restructuring charges	—	—	1	2	5

Total operating expenses	175	164	135	645	560

Income from operations	170	140	164	552	582
Interest expense	—	(1)	—	(2)	(1)
Loss on extinguishment of debt	(1)	—	—	(1)	—
Other income, net	11	5	1	19	4

Income before income taxes	180	144	165	568	585
Provision for income taxes	8	2	6	16	22

Net income	$172	$142	$159	$552	$563

Net income per share:
Basic	$0.69	$0.57	$0.65	$2.23	$2.30
Diluted	$0.68	$0.56	$0.64	$2.19	$2.25
Shares used in per share calculations:
Basic	248	248	245	247	245
Diluted	253	252	250	252	250
Share-based compensation expense included in:
Cost of products sold	$3	$3	$2	$10	$6
Research and development	8	8	5	30	20
Selling, general and administrative	11	9	7	37	27

Total share-based compensation expense	$22	$20	$14	$77	$53

(1)	Amounts for the fiscal year ended October 28, 2012 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY—UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3,	August 4,	October 28,	November 3,	October 28,
	2013	2013	2012	2013	2012 (1)
Net revenue	$738	$644	$618	$2,520	$2,364
Gross margin	$373	$328	$316	$1,281	$1,206
% of net revenue	51%	51%	51%	51%	51%
Research and development	$99	$91	$75	$364	$315
Selling, general and administrative	$45	$46	$42	$177	$172
Total operating expenses	$144	$137	$117	$541	$487
% of net revenue	20%	21%	19%	21%	21%
Income from operations	$229	$191	$199	$740	$719
Income before income taxes	$240	$195	$200	$757	$722
Provision for income taxes	$13	$7	$6	$26	$22
Net income	$227	$188	$194	$731	$700
Net income per share—diluted	$0.89	$0.74	$0.77	$2.89	$2.77
Shares used in per share calculation—diluted	255	253	253	253	253

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, loss on extinguishment of debt, and income tax effects of non-GAAP reconciling adjustments.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP—UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3,	August 4,	October 28,	November 3,	October 28,
	2013	2013	2012	2013	2012 (1)
Net income on GAAP basis	$172	$142	$159	$552	$563
Amortization of intangible assets	26	20	19	85	77
Share-based compensation expense	22	20	14	77	53
Restructuring charges	—	1	2	3	7
Acquisition-related costs	11	10	—	23	—
Loss on extinguishment of debt	1	—	—	1	—
Income tax effects of non-GAAP reconciling adjustments	(5)	(5)	—	(10)	—

Net income on non-GAAP basis	$227	$188	$194	$731	$700

Gross margin on GAAP basis	$345	$304	$299	$1,197	$1,142
Amortization of intangible assets	19	14	14	61	56
Share-based compensation expense	3	3	2	10	6
Restructuring charges	—	1	1	1	2
Acquisition-related costs	6	6	—	12	—

Gross margin on non-GAAP basis	$373	$328	$316	$1,281	$1,206

Research and development on GAAP basis	$108	$101	$80	$397	$335
Share-based compensation expense	8	8	5	30	20
Acquisition-related costs	1	2	—	3	—

Research and development on non-GAAP basis	$99	$91	$75	$364	$315

Selling, general and administrative on GAAP basis	$60	$57	$49	$222	$199
Share-based compensation expense	11	9	7	37	27
Acquisition-related costs	4	2	—	8	—

Selling, general and administrative on non-GAAP basis	$45	$46	$42	$177	$172

Total operating expenses on GAAP basis	$175	$164	$135	$645	$560
Amortization of intangible assets	7	6	5	24	21
Share-based compensation expense	19	17	12	67	47
Restructuring charges	—	—	1	2	5
Acquisition-related costs	5	4	—	11	—

Total operating expenses on non-GAAP basis	$144	$137	$117	$541	$487

Income from operations on GAAP basis	$170	$140	$164	$552	$582
Amortization of intangible assets	26	20	19	85	77
Share-based compensation expense	22	20	14	77	53
Restructuring charges	—	1	2	3	7
Acquisition-related costs	11	10	—	23	—

Income from operations on non-GAAP basis	$229	$191	$199	$740	$719

Income before income taxes on GAAP basis	$180	$144	$165	$568	$585
Amortization of intangible assets	26	20	19	85	77
Share-based compensation expense	22	20	14	77	53
Restructuring charges	—	1	2	3	7
Acquisition-related costs	11	10	—	23	—
Loss on extinguishment of debt	1	—	—	1	—

Income before income taxes on non-GAAP basis	$240	$195	$200	$757	$722

Provision for income taxes on GAAP basis	$8	$2	$6	$16	$22
Income tax effects of non-GAAP reconciling adjustments	5	5	—	10	—

Provision for income taxes on non-GAAP basis	$13	$7	$6	$26	$22

Shares used in per share calculation—diluted on GAAP basis	253	252	250	252	250
Non-GAAP adjustment	2	1	3	1	3

Shares used in per share calculation—diluted on non-GAAP basis(1)	255	253	253	253	253

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS—UNAUDITED

(IN MILLIONS)

	November 3,	October 28,
	2013	2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$985	$1,084
Trade accounts receivable, net	418	341
Inventory	285	194
Other current assets	130	72

Total current assets	1,818	1,691
Property, plant and equipment, net	661	503
Goodwill	391	180
Intangible assets, net	492	422
Other long-term assets	53	66

Total assets	$3,415	$2,862

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$278	$248
Employee compensation and benefits	98	61
Capital lease obligations—current	1	1
Other current liabilities	46	36

Total current liabilities	423	346
Long-term liabilities:
Capital lease obligations—non-current	1	2
Other long-term liabilities	105	95

Total liabilities	529	443
Shareholders’ equity:
Ordinary shares, no par value	1,587	1,479
Retained earnings	1,305	951
Accumulated other comprehensive loss	(6)	(11)

Total shareholders’ equity	2,886	2,419

Total liabilities and shareholders’ equity	$3,415	$2,862

(1)	Amounts as of October 28, 2012 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3,	August 4,	October 28,	November 3,	October 28,
	2013	2013	2012	2013	2012 (1)
Cash flows from operating activities:
Net income	$172	$142	$159	$552	$563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58	46	40	187	155
Loss on disposal of property, plant and equipment	—	—	—	1	3
Share-based compensation	22	20	14	77	53
Tax benefits of share-based compensation	19	6	3	25	13
Excess tax benefits from share-based compensation	(14)	(3)	(3)	(17)	(9)
Gain from sale of investments	(10)	—	—	(10)	—
Impairment of investment and loan receivable from investee	—	—	—	—	2
Amortization of debt issuance costs	1	—	—	1	—
Loss on extinguishment of debt	1	—	—	1	—
Other	(2)	(1)	—	(4)	—
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	(53)	(43)	(11)	(26)	(13)
Inventory	(1)	(20)	22	(55)	—
Accounts payable	9	11	12	22	(2)
Employee compensation and benefits	18	16	(8)	32	(28)
Other current assets and current liabilities	(4)	(33)	(7)	(58)	(32)
Other long-term assets and long-term liabilities	(4)	(4)	(6)	(6)	(12)

Net cash provided by operating activities	212	137	215	722	693

Cash flows from investing activities:
Purchase of property, plant and equipment	(57)	(65)	(73)	(236)	(241)
Acquisitions and investment, net of cash acquired	(10)	(373)	(2)	(429)	(4)
Proceeds from sale of investments	13	—	—	13	—
Proceeds from insurance claims on property, plant and equipment	—	—	1	—	1

Net cash used in investing activities	(54)	(438)	(74)	(652)	(244)

Cash flows from financing activities:
Proceeds from government grants	2	—	—	10	2
Debt financing costs	(2)	—	—	(2)	—
Payments on capital lease obligations	(1)	—	—	(2)	(2)
Issuance of ordinary shares	41	32	16	101	44
Repurchases of ordinary shares	(33)	(38)	(10)	(95)	(110)
Excess tax benefits from share-based compensation	14	3	3	17	9
Dividend payments to shareholders	(57)	(52)	(39)	(198)	(137)

Net cash used in financing activities	(36)	(55)	(30)	(169)	(194)

Net increase (decrease) in cash and cash equivalents	122	(356)	111	(99)	255
Cash and cash equivalents at the beginning of period	863	1,219	973	1,084	829

Cash and cash equivalents at end of period	$985	$863	$1,084	$985	$1,084

(1)	Amounts for the fiscal year ended October 28, 2012 have been derived from audited financial statements as of that date.